Exhibit 10.2
AGCO CORPORATION|
2006 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AGREEMENT
You (the “Participant”) have been awarded Performance Shares on [___________ __, 20__] (the “Grant Date”) under the AGCO Corporation 2006 Long-Term Incentive Plan, as amended from time to time (the “Plan”) by AGCO Corporation (the “Company”).
THIS AGREEMENT, is entered into by and between the Participant and the Company to memorialize the terms and conditions of the award.
NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
1.Terms of Award and Definitions. The following terms used in this Agreement shall have the meanings set forth in this Section 1:
(a)Change in Control. “Change in Control” shall have the meaning ascribed to such term in the Plan, provided that no event shall be a Change in Control under this Agreement unless such event is also a “change in control event” within the meaning of Section 409A of the Code.
(b)Date of Termination. The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is neither employed by the Company or any Subsidiary, a director of the Company or any Subsidiary, an independent contractor performing services for the Company or any Subsidiary nor providing services as a consultant to the Company or any Subsidiary; provided that a termination shall not be considered to have occurred while the Participant is on an approved leave of absence from the Company or a Subsidiary. If, as a result of a sale or other transaction, a Participant who is an employee ceases to be an employee of the Company or any Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company or any Subsidiary excluding, for the avoidance of doubt, the surviving company in a merger of the Company or a Subsidiary), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer,
(c)Designated Beneficiary. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require,
(d)Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” if he is eligible for disability payments under the Company’s long-term disability plan,
(e)Good Cause. With respect to any dismissal of the Participant from his or her employment with the Company or any Subsidiary, shall mean (i) if the Participant is a party to an employment agreement with the Company or any Subsidiary that defines “cause,” “good cause” or a similar term, “Good Cause” shall mean such term as so defined, and (ii) otherwise (A) the conviction of the Participant of, or the entry of a plea of guilty, first offender probation before judgment, or nolo contendere by the Participant to, any felony; (B) fraud, misappropriation or embezzlement by the Participant; (C) the Participant's willful failure or gross negligence in the performance of his or her assigned duties for the Company or any Subsidiary; (D) the Participant’s failure to follow reasonable and lawful directives of his or her supervisor or his or her breach of his or her fiduciary duty to the Company or any Subsidiary; (E) any act or omission of the Participant that has a demonstrated and material adverse impact on the Company's or any Subsidiary’s business or reputation for honesty and fair dealing, other than an act or failure to act by the Participant in good faith and without reason to believe that such act or failure to act would adversely impact on the Company's or any Subsidiary’s business or reputation for honesty and fair dealing; or (F) the breach by the Participant of any confidentiality, non-solicitation or non-competition agreement in favor of the Company or any Subsidiary (for the avoidance of doubt, nothing herein shall limit Participant’s ability to report violations of law to the Securities & Exchange Commission or other governmental authority or to respond to inquiries from a governmental authority),
(f)Good Reason. With respect to the Participant’s voluntary termination of employment with or service to the Company or any Subsidiary other than on death or Disability shall mean: (i) if the Participant is a party to an employment agreement with the Company or any Subsidiary that defines “good reason” or a similar term, “Good Reason” shall mean such term as so defined, and (ii) otherwise, such voluntary termination based on: (A) the assignment to the Participant of duties materially inconsistent with the Participant’s position and status with the Company or Subsidiary as they existed immediately prior to the Change in Control, or a substantial diminution in the Participant’s title, offices or authority, or in the nature of the Participant’s other responsibilities, as they existed immediately prior to the Change in Control, except in connection with the Participant’s termination of employment or service by the Company or any Subsidiary for Good Cause or on account of the Participant’s death or Disability or by the Participant other than for Good Reason; (B) a material reduction by the Company or a Subsidiary in the Participant’s base salary as in effect immediately prior to the Change in Control or as the Participant’s base salary may be increased from time to time thereafter, without the Participant’s written consent; (C) a material reduction by the Company or a Subsidiary in the target cash bonus opportunity of the Participant under any incentive compensation plan(s), as it (or they) may be modified from time to time, as in effect immediately prior to the Change in Control, or a failure by the Company or a Subsidiary to continue the Participant as a participant in such incentive compensation plan(s) on a basis that is not materially less than the Participant’s participation immediately prior to the Change in Control or to pay the Participant the amounts that Participant would be entitled to receive in accordance with such plan(s); or (D) the Company or a Subsidiary requiring the Participant to be based more than fifty (50) miles from the location where the Participant is based immediately prior to the Change in Control, except for travel on the Company’s or a Subsidiary’s business that is required or necessary to performance of the Participant’s job and substantially consistent with the Participant’s business travel obligations prior to the Change in Control.
Additionally, Participant must give the Company or Subsidiary that employs the Participant notice of any event or condition that would constitute “Good Reason” within thirty (30) days of the event or condition that would constitute “Good Reason,” and upon receipt of such notice the Company or Subsidiary shall have thirty (30) days to remedy such event or condition, and if such event or condition is not remedied within such thirty (30)-day period, any termination of employment or service by the Participant for “Good Reason” must occur within sixty (60) days after the period for remedying such condition or event has expired,
(g)Performance Period. The “Performance Period” is the period beginning on January 1, [Year 1] and ending on December 31, [Year 3],
(h)Performance Shares. The Target number of “Performance Shares” granted pursuant to this award are set forth in the Participant’s personal account in Bank of America Merrill’s Benefits OnLine website, https://www.benefits.ml.com/, or such other record keeping system that the Company may utilize in the future. Performance Shares granted under this Agreement are units that will be reflected in a book account maintained by the Company during the Performance Period and that will be settled in shares of Stock to the extent provided in this Agreement and the Plan, and
(i)Retirement. “Retirement” of the Participant shall mean the occurrence of the Participant’s Date of Termination on or after the earliest of (a) the date the Participant attains age 65, (b) with respect to a Participant who is a Senior Vice President or above, the date the Participant attains age 55, has 10 or more years of continuous service with the Company, and has given the Company not less than six months advance written notice of his or her intended retirement date, or (c) such earlier date as may be approved by the Committee in its sole discretion.
Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.
2.Award. Subject to the terms of this Agreement and the Plan, the Participant is hereby granted the Target number of Performance Shares described in Section 1(h). 0% - 200% of such Performance Shares may be earned hereunder as described in this Agreement, including Exhibit 1 hereto.
3.Settlement of Awards.
(a)The Company shall deliver to the Participant one share of Stock for each Performance Share earned by the Participant, as determined in accordance with the provisions of Exhibit 1, which is attached to and forms a part of this Agreement.
(b)The earned Performance Shares payable to the Participant in accordance with the provisions of this Section 3 shall be paid solely in shares of Stock, with fractional shares rounded down to the next whole share of Stock.
4.Time of Payment. Except as otherwise provided in this Agreement, payment of Performance Shares earned in accordance with the provisions of Section 3 will be delivered following the end of the Performance Period, but no later than the 15th day of the third month immediately following the Performance Period (March 15, [Year 4]).
5.Retirement, Disability, or Death During Performance Period (No Change in Control). If the Participant’s employment with the Company and Subsidiaries terminates during the Performance Period because of the Participant’s Retirement, Disability, death, or termination by the Company without Good Cause, and no Change in Control occurs during the Performance Period, the Participant shall be entitled to a prorated value of the Performance Shares earned in accordance with Exhibit 1, determined at the end of the Performance Period, and based on the ratio of the number of days the Participant is employed during the Performance Period to the total number of days in the Performance Period and payable at the time provided in Section 4, subject to Section 7(e).
6.Termination of Employment During Performance Period (No Change in Control). If the Participant’s employment with the Company and the Subsidiaries terminates during the Performance Period for any reason other than the Participant’s Retirement, Disability, death, or termination by the Company without Good Cause, and no Change in Control occurs during the Performance Period, the Performance Shares granted under this Agreement will be forfeited on the date of such termination of employment; provided, however, that in such circumstances, the Committee, in its discretion, may determine that the Participant will be entitled to receive a pro rata or other portion of the Performance Shares in accordance with Exhibit 1 determined at the end of the Performance Period and payable at the time provided in Section 4.

7.Change In Control.
(a)Notwithstanding Article VII of the Plan, if there is a Change in Control during the Performance Period, and the Participant’s Date of Termination does not occur before the Change in Control date, and the successor company assumes or provides a substitute award for this Award, with appropriate adjustments to the number and kinds of shares underlying this Award as may result from the Change in Control, this Award shall automatically convert, as of the Change in Control, into Restricted Stock Units (“RSUs”) for that number of shares of Stock that would have become earned and payable based on the greater of (i) 100% of the Target level described in Exhibit 1 of that Performance Period or (ii) the level of performance dictated by the trend of the Company’s actual performance to date (based upon pro rating the completed fiscal years within the Performance Period, and zero until there is a completed fiscal year) versus the Performance Measures in Exhibit 1 of that Performance Period, and such RSUs will become payable at the time provided in Section 4, provided the Participant remains continuously employed with the Company or any of its subsidiaries until the last day of the Performance Period (without further regard to the Performance Measures set forth on Exhibit 1 and without any further adjustment to the number of shares of Stock payable under such RSUs based on the Performance Measures). If there is a Change in Control during the Performance Period and the successor company does not so assume this Award or provide a substitute award as described above, then consistent with Article VII of the Plan, this Award shall become payable as of the Change in Control (and paid within sixty (60) days following the Change in Control) for that number of shares of Stock that would have become earned and payable based on the greater of (a) 100% of the Target level described in Exhibit 1 of that Performance Period or (b) the level of performance dictated by the trend of the Company’s actual performance to date (based upon pro rating the completed fiscal years within the Performance Period, and zero until there is a completed fiscal year) versus the Performance Measures in Exhibit 1 of that Performance Period, provided the Participant remains continuously employed with the Company or any of its subsidiaries from the Grant Date until the Change in Control (without regard to the Performance Measures set forth on Exhibit 1).
(b)Notwithstanding Article VII of the Plan, if there is a Change in Control after the end of the Performance Period and prior to payment of the Award, the Award shall be paid (i) at the time provided in Section 4 of this Agreement, if the successor company assumes or provides a substitute award for the Award (with appropriate adjustments to the number and kind of shares underlying the Award as may result from the Change in Control), or (ii) as of the Change in Control (but no later than March 15, [Year 4]), if the successor company does not assume the Award or provide a substitute award for the Award, in each case, however, with respect to that number of shares of Stock that the Participant is entitled to receive based upon the Performance Measures the Company achieved for the Performance Period.
(c)Notwithstanding Article VII of the Plan, if prior to a Change in Control the Participant’s employment with the Company and Subsidiaries terminates during the Performance Period because of the Participant’s Retirement, Disability, death, or termination by the Company without Good Cause, Sections 7(a) and 7(b) of this Agreement shall apply except that the Participant shall only be entitled to a prorated value of the Performance Shares earned and related RSUs, based on the ratio of the number of days the Participant is employed during the Performance Period to the total number of days in the Performance Period, which shall be paid no later than March 15 of the year following the year in which the Change in Control occurs, subject to Section 7(e). If prior to a Change in Control the Participant’s employment with the Company and the Subsidiaries terminates during the Performance Period for any reason other than the Participant’s Retirement, Disability, death, or termination by the Company without Good Cause, the Performance Shares granted under this Agreement will be forfeited on the date of such termination of employment; provided, however, that in such circumstances, the Committee, in its discretion, may determine that the Participant will be entitled to receive a pro rata or other portion of the Performance Shares, which shall be paid no later than March 15 of the year following the year in which the Change in Control occurs (but in no event later than March 15, [Year 4]). If on or following a Change in Control the Participant’s employment with the Company and Subsidiaries terminates during the Performance Period because of the Participant’s Disability or death or termination by the Company without Good Cause or by the Participant for Good Reason, the Participant’s RSUs shall become earned and payable on the Date of Termination on a pro rata basis based upon the number of days subsequent to the Grant Date and prior to the Date of Termination relative to the number of days in the Performance Period (and paid within sixty (60) days following the Date of Termination), subject to Section 7(e). If on or following a Change in Control, the Participant meets the criteria for “Retirement” (notwithstanding that the Participant continues to be employed by the Company or a Subsidiary), then (i) in the year following the year in which the Change in Control occurs, and no later than March 15 of such year, a number of RSUs shall be paid to the Participant, calculated on a pro rata basis based upon the number of days the Participant is employed by the Company or a Subsidiary during the period beginning on the Grant Date and ending on the last day of the year in which the Change in Control occurs (or if earlier, the Date of Termination), relative to the number of days in the Performance Period, and (ii) in each subsequent year, and no later than March 15 of such year, a number of RSUs shall be paid to the Participant, calculated on a pro rata basis based upon the number of days the Participant is employed by the Company or a Subsidiary during the period beginning on the first day of the prior year and ending on the last day of the prior year (or if earlier, the Date of Termination). If such Participant’s employment with the Company and the Subsidiaries does terminate during the Performance Period because of Retirement, the Company shall make any final payment of RSUs on a pro-rata basis (as described above) within sixty (60) days following the Date of Termination, but in no event later than March 15 of the year following the year in which the Date of Termination occurs.
(d) If on or following a Change in Control the Participant’s employment with the Company and Subsidiaries terminates during the Performance Period for any reason other than the Participant’s Retirement, Disability, or death or termination by the Company without Good Cause or by the Participant for Good Reason, the Participant’s RSUs shall be forfeited on the Date of Termination; provided, however, that in such circumstances, the Committee, in its discretion, may determine that the Participant will be entitled to receive a pro rata or other portion of the RSUs (and, if so, payable within sixty (60) days following the Date of Termination, but in no event later than March 15 of the year following the year in which the Date of Termination occurs).
(e)No Performance Shares (or if applicable, RSUs) shall vest and become payable under this Agreement upon a termination of the Participant’s employment without Good Cause (or on or after a Change in Control, the Participant’s resignation for Good Reason), unless the Participant has executed a release of claims against the Company and its affiliates in the form prescribed by the Company within the twenty-one (21) day period following the Date of Termination, and such release becomes irrevocable in accordance with its terms no later than the twenty-eighth (28th) day following the Date of Termination.
8.Withholding. To the extent necessary, the Participant must satisfy all mandatory withholding taxes (foreign, federal, state, and local) imposed in connection with the Performance Shares. The Participant hereby authorizes the Company or a Subsidiary or their respective agents to satisfy such withholding liabilities, in their discretion and subject to applicable law: (i) by requiring the Participant to pay to the Company the full amount of the withholding obligation in cash; (ii) subject to Section 409A of the Code, by withholding from the Participant’s wages or other cash compensation; (iii) by requiring the Participant to tender shares of Stock which are owned by the Participant prior to the date of settlement having a fair market value equal to the withholding obligation; (iv) by withholding Shares under this award to satisfy the required withholding liability; (v) by any other method determined by the Company and permitted by applicable law or (vi) by any combination of the above. Notwithstanding the foregoing, if the Participant is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, withholding liabilities will be satisfied through the withholding of Shares, unless otherwise determined by the Committee.
9.Heirs and Successors.
(a)This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.
(b)If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.
(c)If a deceased Participant has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.
(d)If a deceased Participant has designated a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.
10.Forfeiture. Notwithstanding the foregoing, if, following the Date of Termination, Participant violates any of Participant’s post-termination obligations to the Company or any Subsidiary, including, without limitation, any obligation not to compete with the Company or any Subsidiary (regardless of whether such obligation is enforceable under applicable law), not to solicit employees or customers of the Company or any Subsidiary, to maintain the confidentiality of information belonging to the Company or any Subsidiary, or not to disparage the Company or any Subsidiary or any of their affiliates, immediately upon demand by the Company the Participant shall return to the Company the proceeds from this Award to the extent received by the Participant on or after one year prior to Date of Termination (or, if the Participant previously disposed of such shares, the fair market value of such shares as of the date of disposition) (for the avoidance of doubt, nothing herein shall limit Participant’s ability to report violations of law to the Securities & Exchange Commission or other governmental authority or to respond to inquiries from a governmental authority). Notwithstanding anything to the contrary herein, if applying any provision in the preceding sentence to the Participant would violate the laws of the jurisdiction in which the Participant resides or provides services, then the provision in the preceding sentence that violates such laws will have no effect with respect to the Participant.
11.Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.
12.Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.
13.Not an Employment Contract. The Performance Shares will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.
14.Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by electronic transmission or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.
15.No Rights as Shareholder. The Participant shall not have any rights of a shareholder with respect to the shares subject to the Performance Share, including the right to vote, until vesting and settlement of the Performance Share.
16.No Dividends or Dividend Equivalents. The Performance Shares do not entitle the Participant to receive any dividends or dividend equivalents with respect to any dividends that may be declared and paid on the shares of Stock subject to the Performance Shares prior to the vesting and settlement of the Performance Shares.
17.Amendment. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.
18.Section 409A. Notwithstanding any other provision of this Agreement, it is intended that payments hereunder be exempt from or compliant with Section 409A of the Code, and all provisions hereof will be construed consistent with that intent. For purposes of this Agreement, all rights to payments hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code. A Participant shall not be considered to have a “Date of Termination” or to have otherwise terminated employment or service with the Company or a Subsidiary for purposes of any payments under this Agreement which are subject to Section 409A of the Code unless and until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code. To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code,  amounts that would otherwise be payable pursuant to this Agreement during the six (6) month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). If any amount hereunder is nonqualified deferred compensation subject to Section 409A of the Code, then the Company may unilaterally accelerate payment hereunder in connection with a termination of this arrangement conducted in a manner intended to satisfy the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix). If settlement of any amount hereunder that is deferred compensation subject to Section 409A of the Code is conditioned on the effectiveness of a release of claims and the period the Participant is afforded to consider that release spans two calendar years, settlement will occur in the second calendar year. To the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii), Treas. Reg. § 1.409A-2(b)(7)(ii) or any successor provision, the Company may delay settlement of amounts hereunder if it reasonably determines that such settlement would violate federal securities laws or any other applicable law. Notwithstanding the preceding, neither the Company nor any Subsidiary shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any payments hereunder are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code.
19.Company Policies. The Participant agrees, in consideration for the grant of this award of RSUs, to be subject to any compensation, clawback, recoupment or similar policies of the Company or its affiliates covering the Participant that may be in effect from time to time, whether adopted before or after the Grant Date (including, but not limited to, the AGCO Corporation Policy for the Recovery of Erroneously Awarded Compensation), and (ii) to such other clawbacks as may be required by applicable law, regulation or exchange listing standard ((i) and (ii) together, the “Clawback Provisions”). The Participant understands that the Clawback Provisions are not limited in their application to this award, or to equity or cash received in connection with this award. In addition, in consideration for the grant of this award, the Participant agrees to be subject to any policies of the Company and its affiliates regarding securities trading, and hedging or pledging of securities that may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard.
20.Electronic Delivery of Documents. The Participant authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, periodic reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site or the website of a third-party administrator designated by the Company. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the Grant Date.
AGCO CORPORATION

By:
Its:

EXHIBIT 1
AGCO CORPORATION
2006 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AGREEMENT
PERFORMANCE MEASURES
I.Purpose. The purpose of this Exhibit 1 is to set forth the Performance Measures that will be applied to determine the amount of the award to be made under the terms of the attached Performance Share Agreement (the “Agreement”). This Exhibit 1 is incorporated into and forms a part of the Agreement.
II.Revision of Performance Measures. The Performance Measures set forth in this Exhibit 1 may be modified by the Committee during, and after the end of, the Performance Period to reflect significant events that occur during the Performance Period.
III.Performance Measures. The Performance Measures shall be as follows:
1.[______________]
2.[______________]
As determined by the Committee in its sole discretion based upon the Company’s audited financial results.
IV.Amount of Award. The amount distributable to the Participant under the Agreement shall be determined in accordance with the following schedule applied to the Performance Period with interpolation between amounts. At the end of the three-year cycle, the award is determined based upon performance over the three-year cycle in aggregate, with the ultimate award that is earned based upon the average of the three annual percentages relative to the Performance Measure targets. The Performance Share payout matrix below shows how the two metrics work together each year for a payout.
[●]
V.Total Shareholder Return. The payout shall be adjusted upward or downward in accordance with the Total Shareholder Return Adjustment Guidelines in effect on the Grant Date.